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                                                                  Exhibit 10.(i)


                        (ON LEHMAN BROTHERS LETTERHEAD)


June 30, 1995



Green Tree Finance Corp.-Five
1800 Landmark Towers
345 St. Peters Street
St. Paul, Minnesota 55102

Dear Sirs:

This Letter Agreement confirms our agreement to amend the Master Repurchase Agreement (the "Repurchase Agreement") dated October 15, 1992 entered into between Lehman Commercial Paper Inc. ("Lehman"), and Green Tree Finance Corp.- Five ("GT-V"), as subsequently amended. Reference is made to the Repurchase Agreement, the Servicing Agreement for Contracts and the Servicing Agreement for Home Improvement Loans, the Tri-Party Custodial Agreement for Contracts and the Tri-Party Custodial Agreement for Home Improvement Loans, each dated as of October 15, 1992, and all other Agreements (collectively, the "Agreements") entered into concurrently therewith which evidence the intent of GT-V and Lehman to enter into certain repurchase transactions.

We agree to increase the Maximum Transaction Amount, and do amend the Repurchase Agreement to read as follows:

  12. Minimum and Maximum Transaction Amounts: Margin With respect to Transactions in which GT-V acts as Seller:

  (a) The minimum amount of any Transaction under this Agreement shall have an aggregate Repurchase Price of $5,000,000:

  (b) The aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement at any one time shall not exceed $500,000,000: and

  (c) The percentage used to determine Buyer's Margin Amount shall be as mutually agreed upon by Buyer and Seller but in no event less than 110%.

Except as amended hereby, the Repurchase Agreement shall remain in full force and effect and the parties hereto hereby restate and reaffirm all of the terms and provisions of the Agreement. Capitalized terms used herein and not described herein will have the meanings described in the Agreements. GT-V hereby agrees that all representations and warranties made in the Agreements are true and correct as of the date hereof.


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IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Amendment as of the date and year first above written.

Sincerely,

LEHMAN COMMERCIAL PAPER INC.

Francis X. Gilhool
Vice President


AGREED AND ACCEPTED
as of the date first above written

GREEN TREE FINANCE CORP.-FIVE

John W. Brink
Vice President


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